Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Susan Henderson
(717) 214-8867	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

Rite Aid Enters Into an Agreement with Walgreens Boots Alliance to Sell 2,186 Rite Aid Stores and Related Assets for $5.175 Billion

•            Rite Aid and Walgreens Boots Alliance Mutually Agree to Terminate Previous Agreement Under Which Walgreens Boots Alliance Was to Acquire All Outstanding Shares of Rite Aid

•            Rite Aid to Receive $325 Million Termination Fee

•            Asset Sale Repositions Rite Aid as an Independent, Multi-Regional Drugstore Chain and Pharmacy Benefits  Manager With Compelling Footprint in Key Markets and Strong Financial Position

•    Proceeds to Be Used to Significantly Reduce Debt and Strengthen Balance Sheet

•    Agreement Provides Rite Aid With 10-Year Pharmaceutical Purchase Option Through WBA Affiliate

•    Company Reports Fiscal 2018 First Quarter Results

CAMP HILL, Pa. (June 29, 2017) — Rite Aid Corporation (NYSE: RAD) today announced that it has entered into an asset purchase agreement with Walgreens Boots Alliance, Inc. (Nasdaq: WBA), whereby WBA will acquire 2,186 stores, related distribution assets and inventory from Rite Aid for an all-cash purchase price of $5.175 billion, on a cash-free, debt-free basis. Under the terms of the agreement, Rite Aid has the option to purchase generic drugs that are sourced through an affiliate of WBA at cost, substantially equivalent to Walgreens for a period of 10 years.

The company also announced the immediate termination of the merger agreement, which was announced on October 27, 2015 and amended on January 29, 2017, under which WBA would have acquired all outstanding shares of Rite Aid. The decision to terminate the merger agreement follows feedback received from the Federal Trade Commission (“FTC”) that led the company to believe that the parties would not have obtained FTC clearance to consummate the merger.

In connection with the termination, WBA has agreed to pay Rite Aid a termination fee in the amount of $325 million in cash. In light of the termination of the merger agreement, the divestiture agreement with Fred’s, Inc. (Nasdaq: FRED) was also terminated, effective today.

“While we believe that pursuing the merger with WBA was the right thing to do for our investors and customers, this new agreement provides a clear path forward and positions Rite Aid as a strong, independent, multi-regional drugstore chain and pharmacy benefits manager with a compelling footprint in key markets,” said Rite Aid Chairman and CEO John Standley. “The transaction offers clear solutions to assist us in addressing our pharmacy margin challenges and allows us to significantly reduce debt, resulting in a strong balance sheet and improved financial flexibility moving forward.”

-MORE-

Standley continued, “I would like to thank our entire Rite Aid team for their extraordinary efforts during this process and their tremendous focus on taking great care of our customers and patients. We have an outstanding team of associates and, with their continued support, we will work together to deliver a great customer experience, improve our business and deliver value to all of our stakeholders.”

The 2,186 stores included in the agreement are primarily located in the Northeast, Mid-Atlantic and Southeastern regions of the United States. The three distribution centers included in the agreement are located in Dayville, Conn., Philadelphia and Spartanburg, S.C. Under the terms of the agreement, Rite Aid will provide certain transition services to WBA for up to three years after the closing of the transaction.

The transaction, which is expected to close within six months, has been approved by the Boards of Directors of Rite Aid and WBA and is subject to antitrust clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions. Approval of this transaction does not require a shareholder vote.

Rite Aid expects to use a substantial majority of the net proceeds from the transaction to repay existing indebtedness, significantly reducing Rite Aid’s leverage levels. Rite Aid also expects that the federal tax gain on the sale of the assets will be largely offset by its net operating loss carryforwards, resulting in a minimal cash tax payment on this transaction.

Following the completion of the transaction, Rite Aid will continue to operate EnvisionRx, its pharmacy benefit manager, RediClinic and Health Dialog and leverage the capabilities of these subsidiaries to deliver a higher level of care in the communities it serves.

First Quarter Summary

Today the company also reported operating results for its first fiscal quarter ended June 3, 2017.

For the first quarter, the company reported revenues of $7.8 billion, net loss of $75.3 million, or $0.07 per diluted share, Adjusted net loss of $52.4 million, or $0.05 per diluted share and Adjusted EBITDA of $192.6 million, or 2.5 percent of revenues.

Revenues for the quarter were $7.8 billion compared to revenues of $8.2 billion in the prior year’s first quarter, a decrease of $402.7 million or 4.9 percent. Retail Pharmacy Segment revenues were $6.4 billion and decreased 4.9 percent compared to the prior year period primarily as a result of a decrease in same store sales and reimbursement rates. Revenues in the company’s Pharmacy Services Segment were $1.5 billion and decreased 5.6 percent compared to the prior year period, due to an election to participate in fewer Medicare Part D regions, which caused a decrease in covered lives at Envision Insurance Company.

Same store sales for the quarter decreased 3.9 percent over the prior year, consisting of a 5.0 percent decrease in pharmacy sales and a 1.5 percent decrease in front-end sales. Pharmacy sales included an approximate 222 basis point negative impact from new generic introductions. The number of prescriptions filled in same stores, adjusted to 30-day equivalents, decreased 1.1 percent over the prior year period due in part, to exclusion from certain pharmacy networks that Rite Aid participated in the prior year.  Prescription sales accounted for 67.9 percent of total drugstore sales, and third party prescription revenue was 98.3 percent of pharmacy sales.

Net loss was $75.3 million or $0.07 per diluted share compared to last year’s first quarter net loss of $4.6 million or $0.00 per diluted share. The decline in operating results is due primarily to a decline in Adjusted EBITDA, partially offset by a higher income tax benefit.

Adjusted EBITDA (which is reconciled to net loss in the attached tables) was $192.6 million or 2.5 percent of revenues for the first quarter compared to $286.0 million or 3.5 percent of revenues for the same period last year. The decline in Adjusted EBITDA is due to a decrease of $100.9 million in the Retail Pharmacy Segment, resulting from lower pharmacy gross profit, which decreased due to lower reimbursement rates, which the company was unable to fully offset with generic purchasing efficiencies and script count, partially offset by good cost control.  Adjusted EBITDA in the Pharmacy Services Segment increased $7.4 million compared to the prior year as a result of higher gross profit.

In the first quarter, the company opened 1 store, relocated 4 stores, remodeled 67 stores and expanded 1 store, bringing the total number of wellness stores chainwide to 2,482. The company closed 14 stores, resulting in a total store count of 4,523 at the end of the first quarter.

Conference Call Broadcast

Rite Aid will hold an analyst call at 10:30 a.m. Eastern Time today with remarks by Rite Aid’s management team. Slides related to materials discussed on the call will be available on both sites. A playback of the call will be available on both sites starting at 1:30 p.m. Eastern Time today. A playback of the call will also be available by telephone beginning at     1:30 p.m. Eastern Time today until 11:59 p.m. Eastern Time on June 29, 2017. The playback number is 1-855-859-2056 from within the U.S. and Canada or 1-404-537-3406 from outside the U.S. and Canada with the eight-digit reservation number 47541423.

Cautionary Statement Regarding Forward Looking Statements

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the expected timing  of the closing of the sale of stores and assets to WBA; the ability of the parties to complete the sale and related transactions considering the various closing conditions; the outcome of legal and regulatory matters, including with respect to the outcome of discussions with the Federal Trade Commission and otherwise in connection with the sale of stores and assets of Rite Aid to WBA; the expected benefits of the transactions such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of Rite Aid following completion of the proposed transactions; the ability of Rite Aid to implement new business strategies following the completion of the proposed transactions and any assumptions underlying any of the foregoing. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements; general economic, industry, market, competitive, regulatory and political conditions; our ability to improve the operating performance of our stores in accordance with our long term strategy; the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order; our ability to manage expenses and our investments in working capital; outcomes of legal and regulatory matters; changes in legislation or regulations, including healthcare reform; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; risks related to the proposed transactions, including the possibility that the transactions may not close, including because a governmental entity (including the Federal Trade  Commission) may prohibit, delay or refuse to grant approval for the consummation of the transactions, or may require conditions, limitations or restrictions in connection with such approvals, the risk that there may be a material adverse change of Rite Aid, or the business of Rite Aid may suffer as a result of uncertainty surrounding the proposed transactions; risks related to the ability to realize the anticipated benefits of the proposed transactions; risks associated with the financing of the proposed transaction; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; the effect of the pending sale on Rite Aid's business relationships (including, without limitation, customers and suppliers), operating results and business generally; risks related to diverting management's or employees' attention from ongoing business operations; the risk that Rite Aid's stock price may decline significantly if the proposed transaction is not completed; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed transactions; potential changes to our strategy in the event the proposed transactions do not close, which may include delaying or reducing capital or other expenditures, selling assets or other operations, attempting to restructure or refinance our debt, or seeking additional capital, and other business effects. These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K, and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Reconciliation of Non-GAAP Financial Measures

The company separately reports financial results on the basis of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per diluted share, and Adjusted EBITDA, which are non-GAAP financial measures. See the attached tables for a reconciliation of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per diluted share and Adjusted EBITDA to net income (loss), and net income (loss) per diluted share, which are the most directly comparable GAAP financial measures. Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per diluted share exclude amortization of EnvisionRx intangible assets, merger and acquisition-related costs, loss on debt retirements and LIFO adjustments. Adjusted EBITDA is defined as net income (loss) excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, debt retirements and other items (including stock-based compensation expense, merger and acquisition-related costs, severance and costs related to distribution center closures, gain or loss on sale of assets and revenue deferrals related to our customer loyalty program).

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RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	June 3, 2017	March 4, 2017
ASSETS
Current assets:
Cash and cash equivalents	$214,449	$245,410
Accounts receivable, net	1,781,175	1,771,126
Inventories, net of LIFO reserve of $1,016,650 and $999,776	2,789,176	2,837,211
Prepaid expenses and other current assets	192,767	211,541
Total current assets	4,977,567	5,065,288
Property, plant and equipment, net	2,218,333	2,251,692
Goodwill	1,715,479	1,715,479
Other intangibles, net	787,969	835,795
Deferred tax assets	1,556,301	1,505,564
Other assets	204,489	219,934
Total assets	$11,460,138	$11,593,752

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$22,460	$21,335
Accounts payable	1,646,457	1,613,909
Accrued salaries, wages and other current liabilities	1,339,778	1,370,004
Total current liabilities	3,008,695	3,005,248
Long-term debt, less current maturities	7,177,918	7,263,288
Lease financing obligations, less current maturities	39,889	44,070
Other noncurrent liabilities	673,008	667,076
Total liabilities	10,899,510	10,979,682

Commitments and contingencies	—	—
Stockholders’ equity:
Common stock	1,053,685	1,053,690
Additional paid-in capital	4,848,675	4,839,854
Accumulated deficit	(5,299,929)	(5,237,157)
Accumulated other comprehensive loss	(41,803)	(42,317)
Total stockholders’ equity	560,628	614,070
Total liabilities and stockholders’ equity	$11,460,138	$11,593,752

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended June 3, 2017	Thirteen weeks ended May 28, 2016
Revenues	$7,781,453	$8,184,181
Costs and expenses:
Cost of revenues	6,022,419	6,289,881
Selling, general and administrative expenses	1,761,290	1,793,247
Lease termination and impairment charges	4,086	5,781
Interest expense	109,937	105,113
(Gain) loss on sale of assets, net	(5,721)	1,056

	7,892,011	8,195,078

Loss before income taxes	(110,558)	(10,897)
Income tax benefit	(35,209)	(6,309)
Net loss	$(75,349)	$(4,588)

Basic and diluted loss per share:

Numerator for loss per share:
Loss attributable to common stockholders - basic and diluted	$(75,349)	$(4,588)

Denominator:

Basic and diluted weighted average shares	1,046,826	1,042,437

Basic and diluted loss per share	$(0.07)	$(0.00)

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(unaudited)

	Thirteen weeks ended June 3, 2017	Thirteen weeks ended May 28, 2016
Net loss	$(75,349)	$(4,588)
Other comprehensive income:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost, net of $342 and $451 tax expense	514	681
Total other comprehensive income	514	681
Comprehensive loss	$(74,835)	$(3,907)

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING INFORMATION

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended June 3, 2017	Thirteen weeks ended May 28, 2016

Retail Pharmacy Segment
Revenues (a)	$6,350,208	$6,675,548
Cost of revenues (a)	4,696,146	4,870,181
Gross profit	1,654,062	1,805,367
LIFO charge	16,874	13,751
FIFO gross profit	1,670,936	1,819,118

Gross profit as a percentage of revenues	26.05%	27.04%
LIFO charge as a percentage of revenues	0.27%	0.21%
FIFO gross profit as a percentage of revenues	26.31%	27.25%

Selling, general and administrative expenses	1,682,391	1,723,903
Selling, general and administrative expenses as a percentage of revenues	26.49%	25.82%

Cash interest expense	104,423	99,682
Non-cash interest expense	5,476	5,429
Total interest expense	109,899	105,111

Adjusted EBITDA	143,965	244,827
Adjusted EBITDA as a percentage of revenues	2.27%	3.67%

Pharmacy Services Segment
Revenues (a)	$1,513,241	$1,602,359
Cost of revenues (a)	1,408,269	1,513,426
Gross profit	104,972	88,933

Gross profit as a percentage of revenues	6.94%	5.55%

Adjusted EBITDA	48,599	41,175
Adjusted EBITDA as a percentage of revenues	3.21%	2.57%

(a) - Revenues and cost of revenues include $81,996 and $93,726 of inter-segment activity for the thirteen weeks ended June 3, 2017 and May 28, 2016, respectively,  that is eliminated in consolidation.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

(unaudited)

	Thirteen weeks ended June 3, 2017	Thirteen weeks ended May 28, 2016

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(75,349)	$(4,588)
Adjustments:
Interest expense	109,937	105,113
Income tax benefit	(35,209)	(6,309)
Depreciation and amortization	142,092	138,788
LIFO charge	16,874	13,751
Lease termination and impairment charges	4,086	5,781
Other	30,133	33,466
Adjusted EBITDA	$192,564	$286,002
Percent of revenues	2.47%	3.49%

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

ADJUSTED NET (LOSS) INCOME

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended June 3, 2017	Thirteen weeks ended May 28, 2016

Net loss	$(75,349)	$(4,588)
Add back - Income tax benefit	(35,209)	(6,309)
Loss before income taxes	(110,558)	(10,897)

Adjustments:
Amortization of EnvisionRx intangible assets	20,716	20,315
LIFO charge	16,874	13,751
Merger and Acquisition-related costs	7,239	2,756

Adjusted (loss) income before income taxes	(65,729)	25,925

Adjusted income tax (benefit) expense (a)	(13,292)	9,590
Adjusted net (loss) income	$(52,437)	$16,335

Adjusted net (loss) income per diluted share:

Numerator for adjusted net (loss) income per diluted share:
Adjusted net (loss) income	$(52,437)	$16,335

Denominator:
Basic weighted average shares	1,046,826	1,042,437
Outstanding options and restricted shares, net	—	17,187

Diluted weighted average shares	1,046,826	1,059,624

Net loss per diluted share	$(0.07)	$(0.00)

Adjusted net (loss) income per diluted share	$(0.05)	$0.02

(a) The fiscal year 2018 and 2017 annual effective tax rates, adjusted to exclude amortization of EnvisionRx intangible assets, LIFO charges and Merger and Acquisition-related costs from book income, are used for the thirteen weeks ended June 3, 2017 and May 28, 2016, respectively.

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended June 3, 2017	Thirteen weeks ended May 28, 2016 (a)

OPERATING ACTIVITIES:
Net loss	$(75,349)	$(4,588)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	142,092	138,788
Lease termination and impairment charges	4,086	5,781
LIFO charge	16,874	13,751
(Gain) loss on sale of assets, net	(5,721)	1,056
Stock-based compensation expense	9,038	11,144
Changes in deferred taxes	(38,160)	(5,749)
Excess tax benefit on stock options and restricted stock	—	(883)
Changes in operating assets and liabilities:
Accounts receivable	(13,757)	(74,530)
Inventories	31,172	59,440
Accounts payable	4,372	115,646
Other assets and liabilities, net	18,087	(99,856)
Net cash provided by operating activities	92,734	160,000
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(60,738)	(106,077)
Intangible assets acquired	(8,234)	(16,381)
Proceeds from dispositions of assets and investments	8,639	3,088
Proceeds from insured loss	2,137	—
Net cash used in investing activities	(58,196)	(119,370)
FINANCING ACTIVITIES:
Net payments to revolver	(90,000)	(20,000)
Principal payments on long-term debt	(4,267)	(5,721)
Change in zero balance cash accounts	28,768	2,262
Net proceeds from the issuance of common stock	147	2,371
Excess tax benefit on stock options and restricted stock	—	883
Payments for taxes related to net share settlement of equity awards	(147)	(56)
Net cash used in financing activities	(65,499)	(20,261)
(Decrease) increase in cash and cash equivalents	(30,961)	20,369
Cash and cash equivalents, beginning of period	245,410	124,471
Cash and cash equivalents, end of period	$214,449	$144,840

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	$60,738	$106,077
Intangible assets acquired	8,234	16,381
Total cash capital expenditures	68,972	122,458
Equipment received for noncash consideration	1,295	632
Equipment financed under capital leases	3,857	1,553
Gross capital expenditures	$74,124	$124,643

(a) During the thirteen weeks ended June 3, 2017, the Company adopted ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which resulted in a retrospective reclassification of $56 thousand for payments for taxes related to net share settlement of equity awards from operating activities to financing activities which increased net cash provided by operating activities and increased cash used in financing activities for the thirteen weeks ended May 28, 2016.